Exhibit 3.53

BYLAWS
OF
THE EARTH TECHNOLOGY CORPORATION (USA)

ARTICLE I
OFFICES

Section 1. Registered Office. The address of the registered office of the corporation in the State of Delaware shall be 410 South State Street, Dover, Delaware 19901, and the name of its registered agent at such address is Incorporating Services, Ltd.

Section 2. Other Offices. Until changed by the board of directors, the principal executive office of the corporation shall be 3777 Long Beach Boulevard, Long Beach, California. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 3. Books. The books of the corporation may be kept within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such places, either within or without the State of Delaware, on such dates and at such times as may be determined from time to time by the board of directors (or the chairman in the absence of a designation by the board of directors).

Section 2. Annual Meetings. Annual meetings of stockholders shall be held to elect the board of directors and to transact such other business as may properly be brought before the meeting. Each annual meeting shall be held at a time, date and place to be determined by the board of directors (or the chairman in the absence of such a determination by the board of directors).

Section 3. Special Meetings. Special meetings of stockholders may be called by the board of directors, the chairman of the board of directors or the president or secretary of the corporation and shall be called by the secretary of the corporation at the request in writing of holders of not less than 10% of the total voting power of all outstanding securities of the corporation then entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings and Adjourned Meetings;  Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote at a meeting of stockholders, shall constitute a quorum for the transaction of business.

Section 6. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding security of the corporation entitled to vote held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the corporation present, in person or by proxy, at a meeting of stockholders and then entitled to vote on the subject matter shall be the act of the stockholders.

(b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 7. Action by Consent. Unless otherwise restricted by the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding securities of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all securities entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 8. Organization. At each meeting of stockholders, the chairman of the board, if one shall have been elected (or in his absence or if one shall not have been elected, the president), shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

ARTICLE III
DIRECTORS

Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 2. Number and Qualifications. (a) The board of directors shall consist of not less than five nor more than eleven directors. The exact number of directors shall be seven unless and until such number is changed by the board of directors. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(b) No person may stand for election to, or be elected to, the board of directors or be appointed by the directors to fill a vacancy on the board of directors who shall have made, or be making, improper or unlawful use of the corporation’s confidential information, or who has interests which conflict materially with the interests of the corporation. Directors need not be stockholders or officers or employees of the corporation.

Section 3. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of not less than a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Time and Place of Meetings. Subject to Sections 5, 6 and 7 of this Article III, the board of directors shall hold its meetings at such places, either within or without the State of Delaware, and at such times as may be determined from time to time by the board of directors (or the chairman in the absence of a determination by the board of directors).

Section 5. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof.

Section 6. Regular Meetings. Regular meetings of the board of directors shall be held without notice at the corporation’s principal executive office, or at such other place as the board of directors may designate, at such times and dates as shall be designated by the board of directors. Notice of all such regular meetings of the board of directors is hereby dispensed with.

Section 7. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president, the secretary or by any two directors. Notice of special meetings of the board of directors shall be given to each director at least 48 hours before the date of the meeting.

Section 8. Committees. (a) The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee, a compensation committee, an audit committee and one or more other committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and unless the resolution of the board of directors or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

(b)                                      The executive committee shall be the committee of the board of directors, if one be appointed, to which is delegated substantially all of the delegable power and authority of the board other than the powers that it is contemplated by these bylaws may be delegated to the compensation committee and audit committee. Unless the board of directors shall otherwise provide, special meetings of the executive committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the executive committee or by the written consent of all members thereof, and may be called by the chairman of the board, the president, the secretary or any two members thereof; vacancies in the membership of the executive committee may be filled by the board of directors; three members of the executive committee or such lesser number of members as shall represent a majority of the members of the executive committee then in office shall constitute a quorum for the transaction of business.

(c)          The compensation committee shall be the committee of the board of directors, if one be appointed, to which is delegated a substantial portion of the powers and authority of the board with respect to the remuneration of the executive officers and employees of the corporation. Unless the board of directors shall otherwise provide: regular meetings of the compensation committee, notice of which is hereby dispensed with, shall be held, without call, at the same place and on the same date as each regular meeting of the board of directors but at a time one hour preceding the commencement of the meeting of the board of directors; special meetings of the compensation committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the compensation committee or by the written consent of all members thereof, and may be called by the chairman of the compensation committee, the chairman of the board of directors, the secretary or any two members of the compensation committee; three members of the compensation committee or such lesser number of members as shall represent a majority of the members of the compensation committee then in office shall constitute a quorum for the transaction of business.

(d)         The audit committee shall be the committee of the board of directors, if one be appointed, to which is delegated a substantial portion of the powers and authority of the board with respect to auditing and accounting matters including review of the performance of the corporation’s independent and internal auditors, the scope of audit procedures, and the corporation’s accounting practices. Unless the board of directors shall otherwise provide: regular meetings of the audit committee, notice of which is hereby dispensed with, shall be held, without call, at the same place and on the same date as each regular meeting of the board of directors but at a time one hour preceding the commencement of the meeting of the board of directors; special meetings of the audit committee shall be held at the principal executive office of the corporation or at any place which has been designated from time to time by resolution of the audit committee or by the written consent of all members thereof, and may be called by the chairman of the audit committee, the chairman of the board of directors, the secretary or any two members of the audit committee; three members of the audit committee or such lesser number of members as shall represent a majority of the members of the audit committee then in office shall constitute a quorum for the transaction of business.

Section 9. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Resignation. Any director may resign at any time by giving written notice to the board of directors or to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Vacancies. Unless otherwise restricted by the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 13. Removal. Any director or the entire board of directors may be removed, with or without cause, at any time by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation entitled to vote.

Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses, provided, however, that no such compensation, fees or expenses shall be paid to directors who are also employees of the corporation.

Section 15. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions adopted by the board of directors pursuant to the certificate of incorporation applicable thereto, and such directors so elected shall not be subject to the provisions of Sections 2, 12 and 13 of this Article III unless otherwise provided therein.

ARTICLE  IV
OFFICERS

Section 1. Principal Officers. The principal officers of the corporation shall be a chairman of the board of directors, a president, one or more vice presidents, a treasurer and chief financial officer and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The corporation may also have such other principal officers, including a chief executive officer and one or more controllers, as the board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chairman of the board and secretary.

Section 2. Election, Term of Office and Remuneration. The principal officers of the corporation shall be elected annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the corporation shall be fixed by the board of directors or by the compensation committee. Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the corporation may have one or more assistant treasurers and assistant secretaries and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the board of directors (or to a principal officer if the board of directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Powers and Duties. The board of directors may designate an officer as the chief executive officer. The chief executive officer shall, subject to the direction and control of the board of directors, be the general manager of, and supervise and direct, the business and affairs of the corporation and the conduct of the officers of the corporation. The other officers of the corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the board of directors or the chief executive officer.

ARTICLE V
GENERAL PROVISIONS

Section 1. Fixing the Record Date. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) If no record date is fixed by the board of directors:

(i)                The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(ii)               The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto.

Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, securities of the corporation or other property.

Section 3. Fiscal Year. The fiscal year of the corporation shall commence on September 1 and end on August 31 of each year.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 5. Voting of Stock Owned by the Corporation. The board of directors may authorize any person, on behalf of the corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this corporation) in which the corporation may hold stock.

UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS OF
THE EARTH TECHNOLOGY CORPORATION (USA)
a Delaware corporation

Dated as of July 11, 2016

Pursuant to Section 108(c) of the General Corporation Law of the State of Delaware, the undersigned, constituting all of the members of the Board of Directors of The Earth Technology Corporation (USA) (the “Corporation”), a Delaware corporation, in lieu of a meeting, hereby consent to the adoption of the following resolutions as of the date set forth above:

WHEREAS, the board of directors (the “Board”) of the Corporation has determined that it is in the best interests of the Corporation to amend the Bylaws of the Corporation as set forth below;

NOW, THEREFORE BE IT:

RESOLVED, that Article I Section 1 of the Bylaws shall be deleted in its entirety and hereby amended to read in full as follows:

Section 1.           Registered Office. The address of the registered office of The Earth Technology Corporation (USA) (hereinafter called the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

RESOLVED FURTHER, that Article I Section 2 of the Bylaws shall be deleted in its entirety and hereby amended to read in full as follows:

Section 2.           Other Offices. The Corporation may have other offices, both within and without the state of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

RESOLVED FURTHER, that Article III Section 2 of the Bylaws shall be deleted in its entirety and hereby amended to read in full as follows:

Section 2.           Number and Qualifications. The board of directors shall consist of not less than two and no more than five directors. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

RESOLVED FURTHER, that Article V Section 3 of the Bylaws shall be deleted in its entirety and hereby amended to read in full as follows:

Section 3.           Fiscal Year. The fiscal year of the corporation shall end on September 30 of each year.

RESOLVED FURTHER, that an executed copy of this Unanimous Written Consent shall be filed with the Bylaws and minutes of the proceedings of the Board of Directors.

IN WITNESS WHEREOF, the undersigned directors of the Corporation have hereunto signed their names and adopted the above resolutions as of the date written above.

/s/ David Y. Gant

DAVID Y. GAN

/s/ William Troy Rudd

WILLIAM TROY RUDD

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